UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) March 24, 2011 (March 18, 2011)

Baldwin Technology Company, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-9334	13-3258160
(Commission File Number)	(IRS Employer Identification No.)

Two Trap Falls Road, Suite 402, Shelton, CT	06484
(Address of Principal Executive Offices)	(Zip Code)

203-402-1000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 18, 2011, the Board of Directors of Baldwin Technology Company, Inc. (the “Company”) elected Ivan R. Habibe, age 44, as Vice President, Chief Financial Officer and Treasurer of the Company, effective April 4, 2011.

Mr. Habibe, a CPA, has served since 2007 as Vice President and Chief Financial Officer of Russell Hobbs, Inc., a global consumer products company formed through the combination of Applica Incorporated and Salton, Inc. From 2006 to 2007, Mr. Habibe was Chief Accounting Officer of Applica, and from 2004 to 2006, he served as Senior Director of SEC Reporting and Compliance at Applica. For eight years prior thereto, Mr. Habibe held various positions at Deloitte & Touche, LLP, including Senior Manager of Audit and Assurance.

Details of this announcement are contained in the press release of the Company dated March 23, 2011, and filed with this Current Report on Form 8-K as Exhibit 99.1, which is incorporated herein by this reference.

In conjunction with Mr. Habibe’s election, the Company entered into an employment agreement with Mr. Habibe effective April 4, 2011.

In accordance with said employment agreement, the Company shall pay to Mr. Habibe, among other things, a base salary of $250,000 per annum, incentive compensation at a target rate of 50% of his annual base salary pursuant to the Company’s Management Incentive Compensation Plan, and, upon termination of employment, deferred compensation, all as more completely described in the agreement. In addition, within thirty (30) days, the Company will grant to Mr. Habibe an option to purchase 150,000 shares of the Company’s Class A Common Stock.

The Company confirms, as required by regulations under the Securities Exchange Act of 1934, that (1) there is no family relationship between Mr. Habibe and any director or executive officer of the Company, (2) there was no arrangement or understanding between Mr. Habibe and any other person pursuant to which he was selected as Vice President, Chief Financial Officer and Treasurer, and (3) there has not been and is not proposed any transaction between Mr. Habibe and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.01	Employment agreement between Ivan R. Habibe and Baldwin Technology Company, Inc., effective April 4, 2011 (filed herewith).
99.1	Press release entitled “Baldwin Elects New CFO” dated March 23, 2011 and issued by the Company on March 23, 2011 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BALDWIN TECHNOLOGY COMPANY, INC.
(Registrant)

		By:	/s/ Leon Richards
Name: Leon Richards
Title: Controller (Chief Accounting Officer)

Dated:	March 24, 2011